Exhibit 23.1

PRICEWATERHOUSECOOPERS, LLP

We hereby consent to the use in Form 8-K/A of our report dated July 5, 1999, relating to the May 31, 1999 financial statements of JDS FITEL Inc.

/s/ PricewaterhouseCoopers, LLP
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Chartered Accountants
Ottawa, Canada
November 1, 1999